EXHIBIT 10.1

ADDENDUM

This Addendum ("Addendum"), to the Investment Agreement dated September 15, 2009 (the "Investment Agreement") between Dutchess Opportunity Fund, II, LP f/k/a Dutchess Equity Fund, LP, ("Dutchess") and MMR Information Systems, Inc., (the "Company"), and the Registration Rights Agreement dated September 15, 2009 between Dutchess and the Company ("Registration Rights Agreement") is made this 18th day of June, 2010.

WHEREAS, it is in the best interest of both parties to facilitate (the "Facilitation") the amendments in connection with the Investment Agreement and Registration Rights Agreement (collectively, hereinafter referred to as the "Equity Line Transaction Documents").

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

  Amendment to the Investment Agreement.

    The Investment Agreement is hereby amended to DELETE in its entirety the definition of Purchase Price and contemporaneously the Investment Agreement is hereby amended to INSERT the following sentence as the amended definition of Purchase Price:

    "Purchase Price" shall mean ninety-four percent (94%) of the average of two lowest daily VWAP during the Pricing Period.

    The Investment Agreement is hereby amended to DELETE in its entirety the definition of Best Bid.

    The Investment Agreement is hereby amended to DELETE in its entirety the definition of VWAP and contemporaneously the Investment Agreement is hereby amended to INSERT the following sentence as the amended definition of VWAP:

    "VWAP" means the volume weighted average price of the Common Stock for such date on the Principal Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg Financial L.P. or other nationally recognized quotation service.

    The Investment Agreement is hereby amended to DELETE in its entirety section 2(c) of the Investment Agreement and any reference to the Minimum Acceptable Price.

    Any such reference made in the Investment Agreement to Purchase Price, VWAP, Minimum Acceptable Price or Best Bid, shall refer to the amended sections, as described herein.

    The first preamble to the Investment Agreement is hereby amended and restated in its entirety to read as follows:

    "WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall invest up to Ten Million dollars ($10,000,000) to purchase the Company's Common Stock, $0.001 par value per share (the "Common Stock");"

    Section 2(A) is hereby amended and restated in its entirety to read as follows:

    "PURCHASE AND SALE OF COMMON STOCK. Subject to the terms and conditions set forth herein, during the Open Period, the Company may issue and sell to the Investor, and the Investor shall purchase from the Company, up to that number of Shares having an aggregate Purchase Price of Ten Million dollars ($10,000,000)."

    Section 9(I) is hereby amended and restated in its entirety to read as follows:

    "when the Investor has purchased an aggregate of Ten Million dollars ($10,000,000) in the Common Stock of the Company pursuant to this Agreement; or,"

  Amendment to the Registration Rights Agreement.

    The Registration Rights Agreement is hereby amended to DELETE in its entirety the Section 2(b) and contemporaneously the Registration Rights Agreement is hereby amended to INSERT the following section as the amended Section 2(b):

    The Company shall use all commercially reasonable efforts to have the initial Registration Statement declared effective by the SEC within one hundred eighty (180) calendar days after the Execution Date.

  No other terms, rights or provisions of the Equity Line Transaction Documents are or should be considered to have been modified by the terms of this Addendum and each party retains all other rights, obligations, privileges and duties contained in Equity Line Transaction Documents that correspond respectively to the Agreements.

Agreed and Accepted, and duly authorized to sign, on this 18th day of June, 2010

By Dutchess: /s/ Douglas H. Leighton
                             Douglas H. Leighton, Managing Director

By Company: /s/ Robert H. Lorsch
                             Robert H. Lorsch, Chief Executive Officer